EXHIBIT 99.1

Priority Technology Holdings, Inc. Reports First Quarter Financial Results
First Quarter Performance Driven by Strength of Unified Commerce Platform
ALPHARETTA, GA - May 11, 2026 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), is a payments and banking fintech purpose-built to collect, store, lend and send money with a connected commerce engine that combines full-service merchant acquiring for accounts receivable, complete automated payables tools for bill payment, and sophisticated treasury management solutions to accelerate cash flow and optimize working capital for its customers, announced its first quarter 2026 financial results including strong year-over-year revenue growth.
Highlights of Consolidated Results and Additional Information1
First Quarter 2026 Financial Highlights compared with First Quarter 2025
•Revenue of $249.6 million increased 11.1% from $224.6 million, including organic growth of 9.1%
•Gross profit of $93.5 million increased 13.2% from $82.6 million
•Adjusted gross profit (a non-GAAP measure2) of $98.8 million increased 13.2% from $87.3 million
•Gross profit margin of 37.5% increased by nearly 70 basis points from 36.8%
•Adjusted gross profit margin (a non-GAAP measure2) of 39.6% increased by nearly 70 basis points from 38.9%
•Operating income of $33.4 million increased 2.3% from $32.6 million
•Net Income of $9.8 million increased 18.0% from $8.3 million
•Adjusted EBITDA (a non-GAAP measure2) of $58.1 million increased $6.8 million from $51.3 million
•Diluted EPS of $0.12 increased by $0.02, or by 20%, from $0.10
•Adjusted Diluted EPS (a non-GAAP measure2) of $0.28 increased by $0.06, or 27.3%, from $0.22
(1)Certain amounts/percentages may not compute accurately due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), Adjusted EBITDA, and Adjusted EPS- diluted (non-GAAP) to their most comparable GAAP measures provided within this document for additional information.

“Strong first quarter results reflect the continued success of Priority’s Connected Commerce engine, with over 11% revenue growth and 13% adjusted gross profit growth,” said Tom Priore, Chairman & CEO of Priority. “Our partners and customers connect with our diverse set of payments and treasury solutions to embed key money movement, compliance and risk management capabilities into their workflows, creating new revenue opportunities and operating efficiency. The momentum across our business segments gives us confidence to affirm our full year 2026 financial guidance.”

EXHIBIT 99.1
Full Year 2026 Financial Guidance
Priority's outlook remains strong and we affirm our full year 2026 guidance:
•Revenue forecast to range between $1.01 billion to $1.04 billion, a growth rate of 6% to 9% compared to fiscal 2025 results
•Adjusted gross profit (a non-GAAP measure) forecast to range between $405 million and $425 million
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $230 million to $245 million
Conference Call
The Company will host a conference call on Monday, May 11, 2026 at 10:00 a.m. EDT to discuss its first quarter financial results. Participants can access the call by phone in the U.S. or Canada at (877) 704-4453 or internationally at (201) 389-0920.
The Internet webcast link and accompanying slide presentation can be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1761070&tp_key=f7eef49768 and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com/investors.
An audio replay of the call will be available shortly after the conference call until May 25, 2026, at 11:59 p.m. EDT. To listen to the audio replay, dial (844) 512-2921 or (412) 317-6671 and enter conference ID number 13760290. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at https://ir.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

EXHIBIT 99.1
Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2026	2025
Revenues	$249,558	$224,630
Cost of revenue (excluding depreciation and amortization)	(150,787)	(137,353)
Adjusted gross profit	$98,771	$87,277
Adjusted gross profit margin	39.6%	38.9%
Depreciation and amortization of revenue generating assets	(5,274)	(4,668)
Gross profit	$93,497	$82,609
Gross profit margin	37.5%	36.8%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.
The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended March 31,
	2026	2025
Net income	$9,760	$8,268
Interest expense	21,016	23,176
Income tax expense	3,646	2,250
Depreciation and amortization	17,615	13,777
EBITDA	52,037	47,471
Debt modification and extinguishment expenses	—	38
Selling, general and administrative (non-recurring)	3,969	2,199
Non-cash stock-based compensation	2,088	1,586
Adjusted EBITDA	$58,094	$51,294

EXHIBIT 99.1
Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended March 31,
	2026	2025
Selling, general and administrative expenses (non-recurring):
Legal fees(1)	1,825	1,296
Professional, accounting and consulting fees(2)	2,063	1,044
Other (income) expenses, net	81	19
Litigation settlement	—	(160)
	$3,969	$2,199
(1) These legal expenses primarily relate to litigation matters, mergers and acquisitions, and other transactions (e.g., the ongoing go-private project), all of which are non-recurring in nature.
(2) These professional, accounting, and consulting fees are associated with non-recurring projects, including professional fees and incremental audit fees incurred for valuation and audit work related to acquisitions, disposals, and automation initiatives.

EXHIBIT 99.1
Adjusted Earnings Per Share (Adjusted EPS)

Adjusted EPS is a performance measure. Adjusted EPS is calculated by dividing adjusted net income attributable to common shareholders by weighted average number shares outstanding for the respective periods.

Adjusted net income attributable to common shareholders begins with net income attributable to common shareholders adjusted to exclude various items listed below. We believe that adjusted EPS is a measure that is useful to investors and management in understanding our ongoing profitability and in analysis of ongoing profitability trends.

(in thousands)	Three Months Ended March 31,
	2026	2025
Reconciliation of Adjusted EPS
Net income attributable to common shareholders	$9,760	$8,268
Debt extinguishment and modification costs	—	38
Stock based compensation	2,088	1,586
Other non-recurring expenses	3,969	2,199
Amortization of acquisition related intangible assets	12,623	9,314
Tax impact of adjustments(1)	(4,857)	(3,416)
Adjusted net income attributable to common share holders	$23,583	$17,989

Weighted average common shares outstanding (basic)	81,373	78,774
Effect of dilutive potential common shares	2,274	1,083
Weighted average common shares outstanding (diluted)	83,647	79,857

Earnings (loss) per common share:
Basic	$0.12	$0.10
Diluted	$0.12	$0.10

Adjusted earnings per common share
Basic	$0.29	$0.23
Diluted	$0.28	$0.22

(1) The tax impact calculated using the blended statutory income tax rate (i.e. 26.0% for three months ended March 31, 2026 and 2025)

EXHIBIT 99.1
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

EXHIBIT 99.1

About Priority Technology Holdings, Inc.
Priority is the payments and banking solution that enables businesses to collect, store, lend and send funds through a unified commerce engine. Our platform combines payables, merchant solutions, and treasury solutions so leaders can streamline financial operations efficiently — and our innovative industry experts help businesses navigate and build momentum on the path to growth. With the Priority Commerce Engine, leaders can accelerate cash flow, optimize working capital, reduce unnecessary costs, and unlock new revenue opportunities. To learn more about Priority (NASDAQ: PRTH), visit prioritycommerce.com
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2026 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 10, 2026. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Priority Investor Inquiries:
priorityIR@icrinc.com

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues	$249,558	$224,630
Operating expenses
Cost of revenue (excludes depreciation and amortization)	150,787	137,353
Salary and employee benefits	28,522	25,775
Depreciation and amortization	17,615	13,777
Selling, general and administrative	19,244	15,100
Total operating expenses	216,168	192,005
Operating income	33,390	32,625
Other expense
Interest expense	(21,016)	(23,176)
Debt extinguishment and modification costs	—	(38)
Other income, net	1,032	1,107
Total other expense, net	(19,984)	(22,107)
Income before income taxes	13,406	10,518
Income tax expense	3,646	2,250
Net income attributable to common stockholders	$9,760	$8,268
Other comprehensive income
Foreign currency translation adjustments	(353)	43
Comprehensive income	$9,407	$8,311

Earnings per common share:
Basic	$0.12	$0.10
Diluted	$0.12	$0.10

Adjusted earnings per common share(1):
Basic	$0.29	$0.23
Diluted	$0.28	$0.22

Weighted-average common shares outstanding:
Basic	81,373	78,774
Diluted	83,647	79,857

(1)Adjusted EPS in a non-GAAP earnings measure. See Adjusted EPS reconciliation for further detail.

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$92,152	$77,192
Restricted cash	16,403	16,457
Accounts receivable, net of allowances	88,547	91,300
Prepaid expenses and other current assets	29,357	32,145
Current portion of notes receivable, net of allowance	2,410	2,062
Settlement assets	1,355,757	1,295,896
Total current assets	1,584,626	1,515,052
Notes receivable, less current portion	25,340	17,629
Property, equipment and software, net	59,785	58,636
Goodwill	416,535	416,641
Intangible assets, net	302,518	315,190
Deferred income taxes, net	47,102	46,350
Other noncurrent assets	30,300	29,306
Total assets	$2,466,206	2,398,804
Liabilities, Stockholders' Deficit and Non-controlling interest
Current liabilities:
Accounts payable and accrued expenses	$58,754	$70,636
Accrued residual commissions	43,558	40,463
Customer deposits and advance payments	2,728	1,972
Current portion of long-term debt	525	—
Settlement obligations	1,356,128	1,297,263
Total current liabilities	1,461,693	1,410,334
Long-term debt, net of current portion, discounts and debt issuance costs	1,045,909	1,039,358
Other noncurrent liabilities	40,440	41,484
Total liabilities	2,548,042	2,491,176
Stockholders' deficit:
Preferred stock	—	—
Common stock	82	82
Treasury stock, at cost	(23,643)	(22,759)
Additional paid-in capital	15,902	13,925
Accumulated other comprehensive loss	(563)	(210)
Accumulated deficit	(81,693)	(91,453)
Total stockholders' deficit attributable to stockholders of Priority	(89,915)	(100,415)
Non-controlling interests in consolidated subsidiaries	8,079	8,043
Total stockholders' deficit	(81,836)	(92,372)
Total liabilities, stockholders' deficit and Non-controlling interest	$2,466,206	$2,398,804

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$9,760	$8,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of assets	17,615	13,777
Stock-based compensation, ESPP, and incentive units compensation	2,088	1,586
Amortization of debt issuance costs and discounts	467	434
Debt extinguishment and modification costs	—	38
Deferred income tax	(752)	(2,236)
Change in contingent consideration	428	1,006
Other non-cash items, net	(204)	(20)
Change in operating assets and liabilities:
Accounts receivable	2,753	(12,182)
Prepaid expenses and other current assets	(2,991)	(73)
Income taxes	4,188	4,429
Accounts payable and accrued expenses	(11,743)	(8,777)
Accrued residual commissions	3,095	2,981
Customer deposits and advance payments	756	260
Other assets, net	(15)	548
Other liabilities, net	(1,606)	(83)
Net cash provided by operating activities	23,839	9,956
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(4,473)
Additions to property, equipment and software	(5,523)	(5,095)
Notes receivable, net	(8,059)	(147)
Short-term investments	25,000	—
Net cash provided by/(used in) investing activities	11,418	(9,715)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	6,800	—
Debt issuance and modification costs paid	—	(40)
Repayments of long-term debt	(191)	(10,000)
Shares withheld for taxes	(884)	(1,470)
Proceeds from exercise of stock options	—	110
Settlement obligations, net	64,981	59,060
Payment of deferred/contingent consideration	(80)	(400)
Net cash provided by financing activities	70,626	47,260
Net change in cash and cash equivalents and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	105,883	47,501
Cash and cash equivalents and restricted cash at beginning of period	1,345,998	993,864
Cash and cash equivalents and restricted cash at end of period	$1,451,881	$1,041,365

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$92,152	$47,587
Restricted cash	16,403	11,490
Cash and cash equivalents included in settlement assets (restricted in nature)	1,343,326	982,288
Total cash and cash equivalents, and restricted cash	$1,451,881	$1,041,365

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended March 31,
	2026	2025
Merchant Solutions:
Revenues	$161,786	$151,690
Adjusted EBITDA	$27,740	$25,705

Key Indicators:
Total card processing dollar value	$18,130,401	$17,685,491
Total card transaction count	211,244	209,308

Payables:
Revenues	$32,441	$23,918
Adjusted EBITDA	$5,454	$3,516

Key Indicators:
Buyer funded card processing dollar value	$972,910	$716,900
Supplier funded issuing dollar value	$242,387	$237,290
ACH transaction count	5,059	4,641

Treasury Solutions:
Revenues	$58,840	$50,088
Adjusted EBITDA	$46,671	$42,442

Key Indicators:
Average CFTPay billed clients	1,128,935	940,463
Average CFTPay monthly enrollments	50,429	55,946
Average total account balances(1)	$1,419,288	$1,041,346
(1) This represents the average total account balance in the Treasury Solutions segment, and excludes the deposits maintained in the Merchant Solutions and Payables segments. The total account and deposit balances as of March 31, 2026 and 2025, were $1.8 billion and $1.3 billion, respectively.

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended March 31, 2026
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$27,740	$5,454	$46,671	$(21,771)	$58,094
Interest expense	(1,082)	—	(413)	(19,521)	(21,016)
Depreciation and amortization	(9,917)	(1,288)	(5,203)	(1,207)	(17,615)
Selling, general and administrative (non-recurring)	—	—	—	(3,969)	(3,969)
Non-cash stock based compensation	—	(36)	(1)	(2,051)	(2,088)
Income (loss) before taxes	$16,741	$4,130	$41,054	$(48,519)	$13,406
Income tax expense					(3,646)
Net income					$9,760

	Three Months Ended March 31, 2025
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$25,705	$3,516	$42,442	$(20,369)	$51,294
Interest expense	—	(1,006)	—	(22,170)	(23,176)
Depreciation and amortization	(6,625)	(1,261)	(4,642)	(1,249)	(13,777)
Debt modification and extinguishment expenses	—	—	—	(38)	(38)
Selling, general and administrative (non-recurring)	—	—	—	(2,199)	(2,199)
Non-cash stock based compensation	(4)	(84)	(32)	(1,466)	(1,586)
Income (loss) before taxes	$19,076	$1,165	$37,768	$(47,491)	$10,518
Income tax expense					(2,250)
Net income					$8,268